UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421

(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226
(Address of principal executive offices) (zip code)
(313) 222-6317
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Consent of Independent Registered Accounting Firm
Items 6,7 and 8 of Part II of the 2005 10-K

ITEM 8.01 Other Events
On August 4, 2006, Comerica Incorporated (“Comerica”) announced in an 8-K that it had signed a definitive agreement to sell its ownership interest in Munder Capital Management (“Munder”) to an investor group.
Beginning with the quarter ended September 30, 2006, Comerica accounted for Munder as a discontinued operation, and reclassified all prior periods presented in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The reporting of Munder as a discontinued operation did not affect Comerica’s reported net income, net income per share, total assets or regulatory capital for any of the previously reported periods.
Items 6, 7 and 8 of Part II of Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“2005 Form 10-K”), which includes Comerica’s audited consolidated financial statements for the three-year period ended December 31, 2005, updated to reflect Munder as a discontinued operation for all periods presented, are attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
     Exhibits:
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Items 6, 7 and 8 of Part II of the 2005 Form 10-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By: Name:	/s/ Elizabeth S. Acton Elizabeth S. Acton
Title:	Executive Vice President and Chief Financial Officer
Date: November 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Items 6, 7 and 8 of Part II of the 2005 Form 10-K